Exhibit 10.58

The Assets Income Right Transfer and Repurchase Contract

Contract No.:1419425012

Party A: Tianjin Trust Co.,Ltd

Legal representative: Zhao Yi

Adress: No.125 and No.127 Weididao Avenue, Hexi District, Tianjin

Zip code: 300074

Contact person: Li Tianchen

Tel:	022-28408072	E-Mail:	litc@tjtrust.com

Party B: Wuhan Kingold Jewelry Co., Ltd

Registered number: 420100000023089

Legal representative: Jia Zhihong

Address: No. 15 (special), Huangpu Science Park, Jiang’an District

Zip code: 430014

Contact person: Hu Qiao

Tel:	13317109760	E-Mail:	445747508@qq.com

Guarantee: Wuhan Kingold Industrial Group Co., Ltd

License number:91420102MA4KN9QJ35

Legal representative: Jia Zhihong

Address: 1# Floor 10, Unit 1 of Building 7, Wuhan·Shanghai Creative Industry Park, No.8 Hanhuang Road, Jiang’an District, Wuhan

Zip code: 430014

Contact person: Hu Qiao

Tel:	13317109760	E-Mail:	445747508@qq.com

Guarantee: Jia Zhihong

ID number: 420102196111133118

Address: No. 15 (special), Huangpu Science Park, Jiang’an District

Zip code:430023

Contact person: Hu Qiao

Tel:	13317109760	E-Mail:	445747508@qq.com

Whereas:

Party A plans to establish a trust plan and purchases the Assets Income Right of Au9999 standard gold (no less than 4.5 tons)from Shanghai Gold Exchange(“SGE”) held by Party B with trust fund of the Trust Plan. And Party B shall repurchase the above Assets Income Right by the time price according to the agreement of both parties.

According to The Contract Law of the People’s Republic of China and other laws and regulations, based on the principles of good faith and justice and through friendly consultation, both sides reach this contract to comply regarding the transfer and repurchase of the Object Assets Income Right.

Article 1 Transfer Object

1、The transfer object under this contract is the Assets Income Right of no less than 4.5 tons of Au9999 standard gold from Shanghai Gold Exchange held by Party B.

2、:Assets Income Right shall include:

(1) The income gained by object assets disposal;

(2) Other income generated by the object assets.

Article 2 Transfer Price and Payment

1、Both parties agree that the transfer price of the Object Assets Income Right is between RMB 10 million and RMB 1 billion.

2、The transfer price shall be paid by the trust fund under Trust Plan and the actual amount shall be subject to the amount of actual raised trust fund of Trust Plan. On receiving every transfer payment, Party B shall submit payment confirmation to Party A.

3、Party A agrees to pay transfer price in lump sum or in installments after the establishment of Trust Plan and the guarantee, which is promised by Party B, is implemented.

Account name:	Wuhan Kingold Jewelry Co., Ltd

Account number:	42050110242500000003

Bank:	China Construction Bank, Wuhan Houhu Avenue Tongan sub-branch

Party A shall be deemed to perform duty after paying the transfer price to the above account of Party B. If any change occurs on the above account, party B shall give written notice to Party A on the date of change, otherwise any responsibilities arising from that shall be taken by Party B.

4、After the date that Party A signed this contract and pays the first transfer payment, Party A obtains all the Object Assets Income Right since this date. Since this delivery date, Party B shall deposit all interests and other earnings of Object Assets in the special trust account in 2 work days.

Article 3 Assets Income Right Repurchase

1、After transferring the Assets Income Right to Party A, Party B promises to repurchase the Assets Income Right in the agreed period since the establishment of trust plan. After Party B completed the payment, Party B shall be deemed to complete the repurchase of the Assets Income Right, and the Assets Income Right is owned by Party B.

2、Repurchase payment price consists two parts: Base repurchase price and repurchase premium. And repurchase price and due date of phase i shall subject to batch i Confirmation.

(1) base repurchase price:

Base repurchase price of batch i equals to transfer amount of batch i. And party B shall pay on the due date appointed by Batch i Confirmation.

(2) repurchase premium:

Party B shall pay current duration premium according to the annual rate of repurchase premium in the chart agreed below before 21st (included) of every month and the last base repurchase price due date.

starting date	annual rate of repurchase premium

due date of the first transfer price	12%

Calculation formula is as below:

current duration premium= unsettled base repurchase price×days in this accounting period×annual rate of repurchase premium/360

Days in this accounting period refers to the days from 21st of previous month to the 20th (included) of current month. And days in last accounting period refers to the days from 21st of previous month to the day (not included) of the settlement of all base repurchase prices.

Repurchase premium due date and repurchase due date should not be moved backward when meet with statutory holiday. Party b shall transfer money to the special account in the nearest workday.

If party b does not transfer payment within due date, the penalty shall be counted from repurchase premium due date or repurchase due date and in accordance with the articles stipulated in this contract.

3、Party b shall pay the repurchase price by transferring money to the special account appointed by Party A(Account Name: Tianjin Trust Co.,Ltd, Account Number: , Bank: )

4、When Party B is paying the repurchase price, all interests and other earnings produced by Object Assets that has been transferred to special account shall be deduction to the repurchase price.

Article 4 Trust Protection Fund

1、According to relevant stipulations in Measures for the Administration of Protection funds in the Trust Industry, Party B shall subscribe trust protection funds at the price of 1% of base repurchase price. Every time when Party A pays the transfer amount, it will send trust protection fund subscription notice and confirm the subscription amount to Party B. Party B shall transfer subscription amount to the special account Party A designated within the day that Party A pays transfer amount, and Party A shall subscribe the protection fund on its behalf.

Article 5 Documents Submission

Party B shall submit necessary documents and materials in accordance with Party A’s requirements, including but not limited to original pieces or copies of relevant materials on object assets owned by Party B. The documents and materials that Party B submits to Party A are all deemed as effective attachment to this contract.

Article 6 Tax Payment

The taxes produced in the process of the exercise of rights or obligations under the contract shall be paid by each party respectively

Article 7 Representations and Warranties of Party B

Follows are the representation and warranties of Party B:

1、After this contract is signed, it will constitute the legal, valid and binding obligation to it.

2、Party B is the entire, effective and legal owner of the object assets, and is entitled to transfer the assets income right of the object assets to Party A. Party A shall not meet any legal or actual impediment.

3、Party B guarantees that there are no any other priority rights or third part rights except for additional articles in this contract.

4、After this contract is signed, without Party A’s written permission, Party B shall not dispose object assets in any form, and there shall be no priory right and other third party power on the object assets in any form.

5、Relevant materials offered by Kingold Jewelry to Party A are true, effective, complete and there is no material omission or concealment.

6、The transfer and repurchase of assets income right are equipped with necessary authorization and permission, and are within Party B’s authority and are obedient with relevant laws.

Article 8 Representations and Warranties of Party A

Follows are the representation and warranties of Party A

1、An enterprise as a legal person, which forms legally according to the Law of the PRC and validly exists, and guarantees that it operates legally

2、It is complied with relevant trust stipulations to purchase assets income right by trust fund and the purchase is nit obedient with compulsory stipulations in laws and administrations.

3、Relevant materials offered Party B are true, effective, and complete and there is no material omission or concealment.

4、After this contract is signed, it will constitute the legal, valid and binding obligation to it.

5、To pay the transfer price to Party B according to this contract.

Article 9 Contract Entry into Force

1、The Contract should come into effect since being signed (or stamped) by the legal representatives/responsible persons of both parties and stamped with the corresponding official seal (or special seal for contract).

2、The Contract should be terminated if the trust plan fails to establish or party b’s promised guarantees are not implemented in 60days since the date that the contract is signed.

Article 10 Special Agreement

1、After coming into force of this contract, Party A is empowered to learn about Party B’s management, financial activities, major transactions, and Party A is not entitled to intervene Party B’s management.

2、After this contract becomes effective, if one of the following credit risks happens, Party B shall inform Party A in written form within five business days after knowing this situation. Effects, possible effects on Party B , and remedial measures which has taken or are going to take, deadline of remedy and expected effects should be listed carefully in the written notice.

(1) The operating status of Party B deteriorates.

(2) Party B has lost the business reputation.

(3) Significant suit or arbitration cases happen which affect or may affect interests of Party B and make the operating status of Party B deteriorate.

(4) Events happen in Party B, which may have material adverse effect on Party B’s business, capital and property status.

(5) Other items that have material adverse influences on Party B when it performs this contract’s obligation.

Article 11 Notification

1、Unless there are other provisions in the contract, otherwise, all notices between the two parties under the terms of the contract shall be in written form, which can be delivered by people, registered letters, express mail service, and fax can be as an auxiliary way, however, it must have a supplementary delivery according to the agreed ways in the contract.

2、The notices delivered by registered letter (postage paid) are effective delivery on the third day after they are delivered (as indicated by the postmark). The notices issued by express mail service (postage paid) are effective delivery in the being delivered (as indicated by the postmark).

3、The delivery and notification articles in this contract and dispute settlement articles are independent articles, not involved in the effectiveness of the whole contract or other articles in the contract.

Article 12 Confidentiality

Each party should maintain confidentiality about this contract and matters related with this contract. If there are no written permissions of the other party, any matters related with this contract cannot be disclosed to a third party, except the disclosures because of following reasons:

1、Party A performs the obligation of disclosing information ruled by the laws and regulations or trust documents and discloses information to clients and beneficiaries.

2、Disclose information to auditors, lawyers and other working staff, who are authorized in the normal business, with the precondition that these people should perform the obligation of maintaining confidentiality to the information related with this contract in their work.

3、The data and documents can be gained publicly or the disclosure of this data is required by laws and regulations.

4、Disclosing information to court, arbitration institution, or the disclosure related with this contract is required by the disclosure procedures before lawsuit or the similar procedures, or the law procedure requires information to be disclosed.

5、According to the requirement of financial regulator, Party A discloses information to the financial regulator.

Rules of this article are still valid after the termination of contract.

Article 13 Dispute Resolution

All disputes arising from this contract shall be settled through friendly negotiation. In case no settlement can be reached through negotiation, they shall bring proceedings to the local People's Courts with the jurisdiction where Party A is located.

Article 14 Others

1、In case any article of this contract is invalid for any reason, the invalidity of this article does affect the validity of other articles of this contract, so both parties shall continue to execute the other articles of this contract.

2、Party A has reminds Party B appropriately on articles about its liability exemptions or limitations; and has detailed explanation on articles that Party B requested. Both parties show consensus on the understanding of this contract.

3、The contract is in quadruplicate. Party A holds two copies while Party B holds one copy, and relevant administration holds one copy. All copies are with equal legal effect.

Article 15 Special Agreement

1、In the duration of this trust plan, when gold price (closing price of Au9999 in afternoon hours in Shanghai Gold Exchange in last transaction day) changes and it causes the pledge rate hit [0.80],it is hit alarming line. And Party B shall pay cash in corresponding amount to the pledgee within 3 working days so that the pledge rate will reach to [0.75](included) . When gold price (closing price of Au9999 in afternoon hours in Shanghai Gold Exchange in last transaction day) changes and it causes the pledge rate to be higher than [0.75], it is hit close position. In this situation, if Party B does not supplement corresponding gold or cash to make the pledge rate to decrease to 75%, Party A has right to dispose directly the pledged gold, Party B shall cooperate to do corresponding work.

2、Party B commits that it or a third party it appointed shall offer guarantee for Party A and guarantee the obligations of Party B under this contract, such as repurchase payment and etc.

Guarantees	Name Of Guarantee contracts	Contract Number

Wuhan Kingold Jewelry Co., Ltd	Gold Pledge Contract	1419425012

Wuhan Kingold Industrial Group Co., Ltd	Guaranty Contract	1419425012

Jia Zhihong	Guaranty Contract	1419425012

3、Notarization:(1) Party A and Party B confirm that, after signing the Contract, both parties will transact compulsory notarization of the Contract and relevant fees would be borne by Party B(2) Party B hereby commits that if it fails to fulfill or incompletely fulfills any of its obligations under the Contract, it is willing to receive judiciary compulsory execution, without any judicial proceeding. Party A can directly apply for compulsory execution to people’s court with jurisdiction. Party B waives right of defense for such application.(3) This Article has priority to the Article Dispute Resolution in this contract.

4、Property insurance for object assets: (1) After signing this contract, the two parties should purchase property insurance for object assets at People’s Insurance Company of China for the quality and weight. All the insurance costs produced in insurance shall be borne by Party B. Where Party B violates the provisions of the contract, Party A shall have the right to apply for compulsory enforcement to the People’s Court with jurisdiction for directly disposing the pledged object.

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Party A: Tianjin Trust Co.,Ltd (Official Seal)

Legal representative or authorized agent(stamp):

Party B: Wuhan Kingold Jewelry Co., Ltd. (Official Seal)

Legal representative or authorized agent(stamp):

Guarantee: Wuhan Kingold Industrial Group Co., Ltd

Legal representative or authorized agent(stamp):

Guarantee: Jia Zhihong(sign and fingerprint)

Signing date:	March 12, 2019	Contract signed in Hexi District of Tianjin